Exhibit 99.1

Zoned Properties Appoints Dan Gauthier as Chief Legal Officer

New Executive Position to Focus on Legal, Compliance, and Business Systems for National Expansion

SCOTTSDALE, Ariz., May 31, 2022 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company” or “Zoned Properties”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries including legalized cannabis, today announced the appointment of Daniel Gauthier as Chief Legal Officer. In his capacity as Chief Legal Officer, Gauthier will serve multiple related roles for Zoned Properties, including Chief Compliance Officer and Corporate Secretary of the corporation.

Prior to joining Zoned Properties, Gauthier was an attorney at Rose Law Group PC, a law firm based in Scottsdale, Arizona, which has a long-standing history of serving clients in emerging and innovative markets including the regulated cannabis space. Gauthier's practice was comprised of a broad range of corporate, commercial, and real estate transactions. He received his J.D. from Sandra Day O’Connor College of Law and his B.A. from University of Arizona.

For the past several years, Gauthier has provided the Zoned Properties team with exceptional legal and business services as outside transactional counsel related to the Company’s commercial real estate services. As Zoned Properties executes on scaling its commercial real estate development model nationally, Gauthier will play an instrumental role in leading the advancement of the Company’s corporate structure from a legal, compliance, and business strategy perspective.

“Zoned Properties is a pioneer in the regulated commercial real estate industry. After working with the Company for several years and seeing firsthand their community-driven, innovative approach to commercial real estate development, I knew I wanted to join Zoned Properties in their efforts to expand nationally as a leader in this rapidly-emerging and evolving industry. I look forward to bringing another layer of expertise to support the Company’s integrative national growth strategy and business model by contributing my legal and regulatory insight from mainstream and emerging markets,” said Gauthier, Chief Legal Officer for Zoned Properties.

Gauthier will join Bryan McLaren, Chief Executive Officer, and Berekk Blackwell, Chief Operating Officer, as Zoned Properties continues to fortify its executive team, attracting talented individuals that can contribute meaningfully to the Company’s mission, vision, and values. The investment in new executive talent will contribute to the Company’s ability to execute on its national expansion plans with strong business systems and governance in place to manage growth.

“Dan has been absolutely essential to the launch of our advanced client offerings at Zoned Properties, contributing directly to the strategic integration of our commercial real estate services. For the past few years, he has played an integral role in developing our full-spectrum approach to commercial real estate development through purpose-built solutions for complex and highly regulated industries,” said Bryan McLaren, Chief Executive Officer of Zoned Properties.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com